       As filed with the Securities and Exchange Commission on August 8, 1997

                                                    Registration No. 333-
================================================================================
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                ----------------------
                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                ----------------------

                                  HENRY SCHEIN, INC.
                (Exact name of registrant as specified in its charter)

         DELAWARE                                         11-3136595
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)


                                   135 Duryea Road
                              Melville, New York  11747
                                     516-843-5500
                 (Address of principal executive offices) (Zip code)

                      HENRY SCHEIN, INC. 1994 STOCK OPTION PLAN
               MICRO BIO-MEDICS, INC. 1982 INCENTIVE STOCK OPTION PLAN
             MICRO BIO-MEDICS, INC. 1989 NON-QUALIFIED STOCK OPTION PLAN
      MICRO BIO-MEDICS, INC. 1992 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
         OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS OF MICRO BIO-MEDICS, INC.
                              (Full title of the plans)

                                 Mark E. Mlotek, Esq.
                                  Henry Schein, Inc.
                                   135 Duryea Road
                              Melville, New York  11747
                                     516-843-5500
                       (Name and address, and telephone number,
                      including area code, of agent for service)
                          _________________________________

                           Copies of all communications to:

                               Robert A. Cantone, Esq.
                                 Proskauer Rose  LLP
                                    1585 Broadway
                              New York, New York  10036
                                     212-969-3000

                                                CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                      Proposed maximum         Proposed maximum          Amount of
    Title of securities           Amount to be         offering price         aggregate offering        Registration
      to be registered            registered(1)         per share(2)               price(2)                 Fee
-------------------------------------------------------------------------------------------------------------------------
    Common Stock,
    par value $.01 per          2,716,703 shares        $24.88 share              $67,602,969            $20,485.73
    =========================================================================================================================


(1) Represents the sum of (i) the up to 1,600,000 additional shares of the common stock, par value $.01 per share (the "Common Stock"), of Henry Schein, Inc (the "Company") issuable upon exercise of certain stock options granted or to be granted under the Henry Schein, Inc. 1994 Stock Option Plan (the "1994 Plan") pursuant to an amendment thereto adopted by Schein's stockholders on May 22, 1994, and (ii) the up to 1,116,703 shares of Common Stock issuable by the Company upon exercise of certain stock options granted under the Micro Bio-Medics, Inc. 1982 Incentive Stock Option Plan, the Micro Bio-Medics 1989 Non-qualified Stock Option Plan, the Micro Bio-Medics 1992 Incentive and Non-qualified Stock Option Plan or stock options granted to non-employee directors of Micro Bio-Medics ("MBM") (collectively, the "MBM Plans"), which options have been assumed by the Company in connection with the acquisition of MBM by the Company pursuant to the Agreement and Plan of Merger dated as of March 7, 1997 among Schein, MBM and HSI Acquisition Corporation. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such indeterminate number of additional shares as may be required to cover possible adjustments under the 1994 Plan and the MBM Plans.

(2) Represents weighted average price computed pursuant to Rule 457(h) promulgated under the Securities Act based on a weighted average price per share of $26.03 with respect to those shares of Common Stock registered hereby that are the subject of outstanding options under the 1994 Plan and the MBM Plans and, with respect to the remaining shares of Common Stock registered hereby, $38.00, the average of the high and low sale prices of the Common Stock as reported on the NASDAQ National Market on August 1, 1997.

EXPLANATORY NOTE: This Registration Statement registers an additional 1,600,000 shares of Common Stock of the Company which may be issued upon exercise of options granted pursuant to the 1994 Plan pursuant to an amendment effective May 22, 1997. The Company initially registered 678,635 shares of Common Stock to be issued under the 1994 Plan on a Registration Statement on Form S-8, Registration No. 333-5453, filed with the Securities and Exchange Commission on June 7, 1996, the contents of which are incorporated herein by reference.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed with the Securities and Exchange Commission (the "Commission") by Henry Schein, Inc., a Delaware corporation (the "Company" or the "Registrant"), are incorporated herein by reference:

         (1) The Company's Annual Report filed on Form 10-K for the fiscal year ended December 30, 1996.

         (2) The Company's Annual Report Filed on Form 10-K/A for the fiscal year ended December 30, 1996.

         (3) The Company Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 1997.

         (4)  The Company's Current Report on Form 8-K dated June 24, 1997.

         (5)  The Company's Annual Report on Form 8-K dated August 1, 1997.

         (6) The description of the Company's common stock, par value $.01 per share, contained in the Company's Registration Statement filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


    ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.


    ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

    Not applicable.


    ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article TENTH of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify and hold harmless, to the fullest extent authorized by the Delaware General Corporation Law, its officers and directors against all expenses, liability and loss actually and reasonably incurred in connection with any civil, criminal, administrative or investigative action, suit or proceeding. The Certificate of Incorporation also extends indemnification to those serving at the request of the Company as directors, officers, employees or agents of other enterprises.

    In addition, Article NINTH of the Company's Amended and Restated Certificate of Incorporation provides that no director shall be personally liable for any breach of fiduciary duty. Article NINTH does not eliminate a director's liability (i) for a breach of his or her duty of loyalty to the Company or its stockholders, (ii) for acts of intentional misconduct, (iii) under Section 174 of the Delaware General Corporation Law for unlawful declarations of dividends or unlawful stock purchases or redemptions, or (iv) for any transactions from which the director derived an improper personal benefit.

    Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

    Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.


    ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.


    ITEM 8.  EXHIBITS.

    Exhibit Number                          Description
    --------------                          -----------

         4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 (Registration No. 333-30615))

         4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 (Registration No. 333-30615))

          5             Opinion of Proskauer Rose LLP

         23.1           Consent of BDO Seidman, LLP

         23.2           Consent of Miller, Ellin & Company

         23.3           Consent of Proskauer Rose LLP (included in Exhibit 5)

         24             Powers of Attorney (included on Page II-5)

         99 Henry Schein, Inc. 1994 Stock Option Plan, as amended and restated


    ITEM 9.  UNDERTAKINGS.

    (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on August 1, 1997.

                                  HENRY SCHEIN, INC.


                                  By:  /s/ STANLEY M. BERGMAN
                                     ---------------------------------------
                                       Name:     Stanley M. Bergman
                                       Title:    Chief Executive Officer and
                                                 President


                                  POWERS OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Stanley M. Bergman and Mark E. Mlotek, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Henry Schein, Inc., and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    SIGNATURES                         TITLE                         DATE
    ----------                         -----                         ----

/s/ STANLEY M. BERGMAN
-------------------------    Chairman, Chief Executive           August 1, 1997
   Stanley M. Bergman        Office and President
                             (Principal Executive Officer)

/s/ STEVEN PALADINO
-------------------------    Director, Senior Vice President     August 1, 1997
   Steven Paladino           and Chief Financial Officer
                             (Principal Financial Officer
                             and Principal Accounting Officer)

/s/ JAMES P. BRESLAWSKI
-------------------------    Director                            August 1, 1997
   James P. Breslawski

/s/ GERALD A. BENJAMIN
-------------------------    Director                            August 1, 1997
   Gerald A. Benjamin

/s/ LEONARD A. DAVID
-------------------------    Director                            August 1, 1997
   Leonard A. David

/s/ MARK E. MLOTEK
-------------------------    Director                            August 1, 1997
   Mark E. Mlotek

/s/ BARRY ALPERIN
-------------------------    Director                           August 1, 1997
   Barry Alperin


-------------------------    Director                            August 1, 1997
   Pamela Joseph

/s/ DONALD J. KABAT
-------------------------    Director                           August 1, 1997
   Donald J. Kabat


-------------------------    Director                            August 1, 1997
   Marvin H. Schein

/s/ IRVING SHAFRAN
-------------------------    Director                            August 1, 1997
   Irving Shafran

                                    EXHIBIT INDEX


    Exhibit
    Number              Description                                       Location
    -------             -----------                                       --------

      4.1     Amended and Restated Articles of             incorporated by reference to Exhibit 3.1 to the
              Incorporation of the Company                 Company's Registration Statement on Form S-4
                                                           (Registration No. 333-30615)

      4.2     Amended and Restated Bylaws of the           incorporated by reference to Exhibit 3.2 to the
              Company                                      Company's Registration Statement on Form S-4
                                                           (Registration No. 333-30615)

      5       Opinion of Proskauer Rose LLP                filed herewith

      23.1    Consent of BDO Seidman, LLP                  filed herewith

      23.2    Consent of Proskauer Rose LLP                included in Exhibit 5

      24      Powers of Attorney                           included on Page II-5

      99      Henry Schein, Inc. 1994 Stock Option Plan,   filed herewith
              as amended and restated